UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020 (June 8, 2020)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 8, 2020, Business Development Corporation of America (the “Corporation”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2020. As of April 9, 2020, the record date, approximately 198,651,991 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Corporation’s stockholders elected two Class III directors of the Corporation, Ronald J. Kramer and Leslie D. Michelson, each to serve as a director until the 2023 Annual Meeting and until his successor is duly elected and qualifies.

The following votes were taken in connection with this proposal:

Election of Director Ronald J. Kramer:

Votes For	Votes Against	Abstain
97,635,158	5,228,935	8,261,839

Election of Director Leslie D. Michelson:

Votes For	Votes Against	Abstain
97,077,641	5,781,055	8,267,236

Proposal 2. The named proxies for the Corporation’s stockholders approved an adjournment of the meeting to solicit additional votes for the proposal to authorize the Corporation, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Corporation’s outstanding common stock at a price below the Corporation’s then-current net asset value per share.

The meeting will be reconvened as a virtual meeting at 10:00 am EDT on June 24, 2020.

To attend and participate in the reconvened Annual Meeting, all stockholders must register in advance at http://viewproxy.com/BusinessDevelopmentCorpofAmerica/2020 by 11:59 pm EDT on June 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: June 11, 2020	By:	/s/ Nina K. Baryski
	Name: Title:	Nina K. Baryski Chief Financial Officer and Treasurer